Exhibit (c)(11)

C O N F I D E N T I A L 2 1 A U G U S T 2 0 1 9 Project Raven V A L U A T I O N A N A L Y S I S

C O N F I D E N T I A L P R O J E C T R A V E N Disclaimer The information herein has been prepared by Lazard based upon information supplied by Vail and Raven or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by Vail and Raven with respect to the anticipated future performance of Raven, and provided by Vail with respect to the anticipated future performance of Vail. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of Vail, Raven or any other entity, or concerning solvency or fair value of Vail, Raven or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of Vail and Raven as to the future financial performance of Vail or Raven, as applicable. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided, however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to the Special Committee of the Board of Directors of Vail, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice.

C O N F I D E N T I A L P R O J E C T R A V E N I Transaction Background

PROJECT RAVEN | TRANSACTION BACKGROUND

Transaction Background

Transaction Structure	• Vail to acquire all outstanding Raven shares that it does not already own
Transaction Value	• Implied fully diluted equity value: $3.6 billion[1] • Implied fully diluted enterprise value: $2.8 billion[1]
Current Ownership Structure	• **Vail**: – 81% owned by Diamond (97% of voting) • **Raven**: – 48% owned by Diamond (Class B shares; 71% of voting) – 16% owned by Vail (Class B shares; 24% of voting) – 6% owned by Ford (Class A shares; 1% of voting; 18% of Class A)
Consideration	• Raven Class A shareholders will receive $15.00 in cash per Raven share • Unvested in-the-money Raven options and RSUs will convert to equivalent Vail options and RSUs; vested in-the-money Raven option holders will be paid in cash • Diamond will receive 0.0550 Vail Class B shares per Raven Class B share[2] • Aggregate consideration paid for shares not owned by Vail: $3.1 billion[1] – Aggregate cash consideration: ~$1.7 billion (~$1.5 billion to acquire Class A basic shares and ~$0.2 billion for vested options) – Aggregate equity consideration: ~$1.4 billion (~$1.1 billion to Diamond; ~$0.3 billion to option / RSU holders)[1]
Financing	• Vail will fund the acquisition with a combination of cash on hand and debt financing • Equity consideration will be in the form of Vail common shares for Diamond's stake in Raven, and Vail options/RSUs for unvested Raven options/RSUs • No financing contingency
Other	• Post transaction close, Raven will become a wholly owned subsidiary of Vail – Raven will remain an independent tax entity • Closing of the transaction will be subject to the approval of the holders of a majority of the Class A shares not owned by Vail, Diamond or their affiliates and other customary closing conditions • Regulatory approval is not required

1 Based on an offer price of $15.00 for Class A shares, an exchange ratio of 0.0550 for Diamond's Class B shares and the unaffected value per Vail share of $153.09 as of 8/14/2019.
2 Subject to confirmation by Diamond.

LAZARD 1

P R O J E C T R A V E N I T R A N S A C T I O N B A C K G R O U N D Raven Ownership Overview (Shares and $ in millions) Market Value2 (Unaffected) Basic Ownership (%)1 Investor Share Class Shares Fully Diluted Ownership (%) 45.4% $1,090 (71% voting) 15.3% 367 (24% voting) Source: Raven management, company filings and FactSet as of 8/14/2019. 1 2 3 Based on 274.1m basic shares outstanding as of August 2, 2019. Based on Raven’s unaffected share price of $8.30 as of 8/14/19. Represents dilution impact of options and RSUs using treasury stock method. Raven has 15.3m RSUs and 39.4m options with a weighted average exercise price of $8.3814 outstanding as of August 2, 2019. 2 Class B 10 votes / share 131.3 47.9% Class B 10 votes / share 44.2 16.1% Public Float Class A 1 vote / share 98.6 36.0% (5% voting) 34.1% 819 Basic Totals 274.1 100.0% 94.7% $2,275 Stock Options & RSUs3 15.3 --5.3% 127 Fully Diluted Total 289.4 --100.0% $2,402 Memo: Ford Stake (included in Public Float) Class A 1 vote / share 17.5 6.4% (1% voting) 6.1% 145 Vail Diamond

PROJECT RAVEN | TRANSACTION BACKGROUND

Raven Diligence Update – Industry Trends Driving Transaction Rationale

Developer-Centric Industry Themes

Agile Development

Software engineering framework that promotes iterative development throughout a project's life cycle and close collaboration between software development teams and end users

DevOps

Set of software development practices that combines software development and IT operations to shorten development life-cycles

Infrastructure as Code

Process where development teams automatically manage and provision the technology stack for an application through software interfaces rather than using manual processes

Combined Portfolio Vision

Combined Portfolio Vision and Assets

Applications

(C) Application Platform
- Raven Application Service
- Raven Function Service
- Services Marketplace

(B) Container Platform (Kubernetes)
- Essential OSS
- Enterprise PKS
- Cloud PKS

(A) Hybrid Clouds
- Vail Cloud Foundation / Hardware Compatibility List
- Vail Cloud

Multi / Hybrid Cloud Management & Operations
- CloudHealth
- Wavefront
- Bitnami
- Heptio
- NSX Service Mesh
- vRealize

(A) Vail provides core IaaS Services

(B) Vail and Raven jointly provide Kubernetes container management

(C) Raven provides an Application Platform

Vail Contribution | Raven Contribution

LAZARD 3

P R O J E C T R A V E N I T R A N S A C T I O N B A C K G R O U N D Raven Forecast ($ in millions) P&L Forecasts Summary Growth and Margin 29% $1,318 18% 16% 15% 22% 18% 17% 16% $1,067 $1,054 18% 18% $1,153 19% $912 $896 14% $773 $759 $1,012 10% $973 13% $657 $973 $888 12% $840 $784 $509 10% $764 $735 7% 4% FY'18A FY'19A FY'20E FY'21E FY'22E FY'23E FY'24E FY'18A FY'19A FY'20E FY'21E FY'22E FY'23E FY'24E 73% $1,055 $819 $812 $899 55% 35% 35% 33% $671 $669 25% 24% $541 $540 $812 22% 21% $772 $743 $682 21% $401 17% $614 $569 14% $535 $511 28% $259 21% 20% 5% 13% 11% FY'18A FY'19A FY'20E FY'21E FY'22E FY'23E FY'24E FY'18A FY'19A FY'20E FY'21E FY'22E FY'23E FY'24E 23% $303 18% 11% 10% $210 4% 1% (0%) $107 $104 $30 $13 ($4) (5%) (6%) 5% 7% $56 5% ($39) ($44) (11%) (1%) $73 ($71) $49 (6%) (9%) ($129) ($8) (25%) (6%) ($46) ($46) ($64) FY'18AFY'19AFY'20EFY'21EFY'22EFY'23EFY'24E FY'18A FY'19A FY'20E FY'21E FY'22E FY'23E FY'24E Vail Case - Standalone Vail Case - In-Vail Street Consensus Raven Management LRP Mid Case Sensitivity Source: Vail management, Raven management, Wall Street research and FactSet as of 8/14/2019. Note:Raven fiscal year ends January 31st. 4 EBIT Margin (Pre-SBC) EBIT (Pre-SBC) Subscription Revenue Growth Subscription Revenue Revenue Growth Revenue

P R O J E C T R A V E N I T R A N S A C T I O N B A C K G R O U N D VWAP Metrics and Implied Exchange Ratios 0.064 $180 $11.00 0.062 175 10.50 30-Day VWAPs: Vail: $168.10 Raven: $9.78 20-Day VWAPs: Vail: $167.90 Raven: $9.33 10-Day VWAPs: Vail: $160.07 Raven: $8.74 0.060 170 10.00 30-Day VWAP: 0.0582 0.058 165 9.50 0.056 160 9.00 Transaction Exchange Ratio3: 0.0550 10-Day VWAP: 0.0546 0.054 155 8.50 150 8.00 0.052 50 40 30 20 10 1 50 40 30 20 10 1 Vail VWAP Raven VWAP Source: Company filings and FactSet as of 8/14/2019. 1 2 3 VWAP based on number of trading days. Represents the number of Vail shares to be exchanged for one share of Raven. Subject to confirmation by Diamond. 5 Days Days Vail VWAP Raven VWAP Raven and Vail VWAP Comparison as of August 14, 20191 Exchange Ratio as of August 14, 20192

PROJECT RAVEN | TRANSACTION BACKGROUND

Enterprise Value Walk at Various Assumed Values Per Vail Shares

($ in millions, except per share values)

	Enterprise Value Walk
Offer Price for Class A Shares	**$15.00**
Consideration for Basic Class A Shares	$1,479
Consideration for Options & RSU's	490
Total Consideration for Class A Shareholders	**$1,969**
Exchange Ratio [1]	**0.0550**

		Current	Unaffected	Unaffected 20-Day VWAP	52-Week High	Vail (Street) [4]	Infra. Peers
Assumed Value Per Vail Share		$143.72	$153.09	$167.90	$206.80		
Consideration for Diamond Class B Shares		$1,038	$1,106	$1,213	$1,493		
Total Consideration for Stake Not Owned by Vail		**$3,007**	**$3,075**	**$3,182**	**$3,463**		
Implied Blended Price per Share		*$11.45*	*$11.71*	*$12.12*	*$13.19*		
Implied Vail Fully Diluted Ownership		*14.4%*	*14.4%*	*14.4%*	*14.4%*		
Grossed Up Equity Value (Implied Value of 100%)		**$3,513**	**$3,592**	**$3,717**	**$4,046**		
(-) Net Cash [2]		(808)	(808)	(808)	(808)		
Enterprise Value		**$2,705**	**$2,784**	**$2,909**	**$3,238**		
Memo	**Metric**						
EV / FY 2020 Revenue (In-Vail View)	*$764*	*3.54x*	*3.64x*	*3.81x*	*4.24x*	*6.6x*	*4.1x*
EV / FY 2021 Revenue (In-Vail View)	*$840*	*3.22x*	*3.32x*	*3.47x*	*3.86x*	*6.0x*	*3.6x*
Premium to Unaffected - Class A Shareholders (%) [3]		*81%*	*81%*	*81%*	*81%*		
Blended Premium to Unaffected - All Shareholders (%) [3]		*38%*	*41%*	*46%*	*59%*		

Source: *Vail management, Raven management, Company filings and FactSet as of 8/16/2019.*

Note: We have assumed, with the consent of the Special Committee, for purposes of our analyses that the Vail Class A Common Stock and the Vail Class B Common Stock are equivalent from a financial point of view.

1 Subject to confirmation by Diamond.
2 Includes non-controlling interest of $671k as of May 3, 2019 and cash balance of $808.6m as of August 2, 2019.
3 Based on Raven's unaffected share price of $8.30 as of 8/14/19.
4 Vail valuation metrics based on unaffected share price of $153.09 as of 8/14/19.

LAZARD 6

C O N F I D E N T I A L P R O J E C T R A V E N II Raven Valuation Analysis

P R O J E C T R A V E N I I R A V E N V A L U A T I O N A N A L Y S I S Raven ($ in millions) Valuation Summary – In-Vail View In-Vail Metric Enterprise Value Comments • 1st Quartile: 3.2x | Median: 4.1x • 1st Quartile: 2.8x | Median: 3.6x • Vista / Xactly: 5.6x • Oracle / Opower: 3.3x $3,809 • 5-year DCF 683 $4,383 ,788 $4,970 • WACC: 9.25% - 10.5% 55 8 EV at Vail Current: $2,7054 EV at Vail Unaffected: $2,7844 EV at Vail 20-Day VWAP: $2,9094 EV at Vail 52-Week High: $3,2384 Source: Vail management, public company filings, Wall Street research and FactSet as of 8/16/19. Note: 1 2 3 4 Valuations based on fully diluted shares outstanding (treasury stock method). Estimated as 50% of FY 2020E revenue and 50% of FY 2021E revenue. Assumes 11/2/19 valuation date (the assumed transaction close). Based on Raven’s unaffected share price of $8.30 as of 8/14/19. Based on offer price of $15.00 per Class A share and an exchange ratio of 0.0550 for Diamond Class B shares. Vail’s current price is $143.72 as of 8/16/19. Vail’s unaffected share price is $153.09 as of 8/14/19. Vail’s unaffected 20-Day VWAP is $167.90 as of 8/14/19. Vail’s 52-week intraday high is $206.80. 7 Reference Public Company Comparables CY'19 / FY'20 Revenue $764$2,293 $4,204• Assumed Range: 3.0x – 5.5x CY'20 / FY'21 Revenue $840$2,309 $3,988• Assumed Range: 2.75x – 4.75x Precedent Transactions LTM Revenue $716$2,506 • Assumed Range: 3.5x – 5.75x $4,117• Oracle / Opower: 3.5x NTM Revenue 1 $802$2,606 • Assumed Range: 3.25x – 4.75x • Vista / Xactly: 4.8x Discounted Cash Flow 2 (Vail Management Projections) 5 Years Exit LTM EBIT (Pre-SBC): 17.5x - 20.0x $3, • WACC: 9.25% - 10.5% 11 Years Exit LTM EBIT (Pre-SBC): 11.5x - 14.5x $3 • 11-year DCF Premiums Paid Paid to All Shareholders 3 Unaffected Share Price: $8.30$2,9 • Transactions where Target Exhibited Steep Drop from $3,50152-Week High • Low: 50%, High: 70% Analyst Price Targets Price Per Share High: $21.00 Low: $12.00$2,80 • Needham / Keybanc: $21.00 $5,767• Goldman Sachs: $12.00

PROJECT RAVEN

II RAVEN VALUATION ANALYSIS

Raven Valuation Summary – Standalone View vs. Raven LRP (Reference Only)

($ in millions)

Reference		Financial Metric	Enterprise Value	Comments
Public Company Comparables	*CY19 / FY20 Revenue*	Vail Standalone Case: $735	$2,206 – $4,043	• **Assumed Range**: 3.0x – 5.5x
		Raven LRP Mid-Case: $773	$2,319 – $4,252	• **1st Quartile**: 3.2x | **Median**: 4.1x
	CY20 / FY21 Revenue	Vail Standalone Case: $784	$2,156 – $3,724	• **Assumed Range**: 2.75x – 4.75x
		Raven LRP Mid-Case: $912	$2,509 – $4,333	• **1st Quartile**: 2.8x | **Median**: 3.6x
Precedent Transactions	*NTM Revenue*	Vail Standalone Case: $760[1]	$2,469 – $3,608	• **Assumed Range**: 3.25x – 4.75x • **Oracle / Opower**: 3.3x
		Raven LRP Mid-Case: $843[1]	$2,739 – $4,003	• **Vista / Xactly**: 4.8x

EV at Vail Current: $2,705[2] *EV at Vail Unaffected: $2,784*[2] *EV at Vail 20-Day VWAP: $2,909*[2] *EV at Vail 52-Week High: $3,238*[2]

Vail Standalone | Raven LRP Mid-Case Sensitivity

Source: *Vail management, Raven management, public company filings, Wall Street research and FactSet as of 8/16/19.*
Note: Valuations based on fully diluted shares outstanding (treasury stock method).
1 Estimated as 50% of FY 2020E revenue and 50% of FY 2021E revenue.
2 Based on offer price of $15.00 per Class A share and an exchange ratio of 0.0550 for Diamond Class B shares. Vail's unaffected share price is $153.09 as of 8/14/2019. Vail's unaffected 20-Day VWAP of $167.90 as of 8/14/2019.

LAZARD

8

P R O J E C T R A V E N I I R A V E N V A L U A T I O N A N A L Y S I S Benchmarking Raven to Public Software Infrastructure Peers CY’19E-CY’21E Revenue CAGR vs. CY’20E EBIT Margin (Pre-SBC) 50% Citrix, 4.1x 25% SailPoint, 5.9x Raven (In-Vail), 1.9x Cloudera, 1.8x 0% Talend, 4.4x (25%) (50%) 0% 5% 10% 15% 20% 25% Source: Vail management, public company filings, FactSet as of 8/16/19. Multiples reflect EV/CY’20 revenue. Raven fiscal year ends Jan 31st. FY financials used as proxy for prior CY metrics for Raven and Vail. Raven and Vail valuation metrics based on unaffected share prices on 8/14/19 of $8.30 and $150.09, respectively. Scenario A forecasts represent Vail’s current cloud transition trajectory. Scenario B forecasts represent an accelerated cloud transition scenario. Note 9 CY’19E-CY’21E Revenue CAGR Oracle, 5.0x Microsoft, 6.8x Vail (Scenario B), 6.0x SAP, 4.8xVail (Scenario A), 5.9xCyberArk, 8.3x CommVault, 2.2xSalesforce, 5.8xSplunk, 7.3x Dropbox, 3.7x FireEye, 3.6xPegasystems, 5.6xBox, 2.8xNew Relic, 4.6x MobileIron, 3.3xRaven (Street), 1.8x Raven (Standalone), 2.0xAppian, 13.4x Carbon Black, 6.2x Nutanix, 2.4x Peers with the most comparable financial profile selected for valuation benchmarking Domo, 3.4x CY’20E EBIT Margin (Pre-SBC)

P R O J E C T R A V E N I IR A V E N V A L U A T I O N A N A L Y S I S Benchmarking Raven to Public Software Infrastructure Peers (cont’d) 22.2% 22.0% 18.7% 17.7% 17.4% 17.3% 14.0% 12.0% 12.9% 12.9% 12.8% 11.8% 9.9% 11.4% 6.8% 4.4% Median: 12.9% 14.4% 12.9% 10.5% 5.6% 4.8% 3.9% 3.6% 3.6% 1.3% (2.0%) (5.6%) (5.8%) (8.1%) (12.7%) (35.9%) 15.6x 4.2x 4.1x 2.8x 3.9x 3.6x 3.2x 2.2x 2.1x 2.1x 3rd Quartile: 6.3x The public market valuation of Raven is based on the public view of Raven without the perspective of an In-Vail view 13.4x 4.4x 2.8x 3.7x 3.6x 3.4x 3.3x 2.4x 2.2x 1.8x 1.8x Source: Vail management, public company filings and FactSet as of 8/16/2019. Note:Median and quartile metrics exclude Raven. Raven fiscal year ends Jan 31st. FY financials used as proxy for prior CY metrics for Raven. Raven valuation metrics based on unaffected share price of $8.30 as of 8/14/19. 10 Valuation Metrics Operating Metrics 1st Quartile: 2.8x Median: 3.6x 3rd Quartile: 5.6x 6.2x5.9x5.6x Reference Range: 2.75x – 4.75x EV / CY’20E Revenue 1st Quartile: 3.2x Median: 4.1x 7.3x6.9x6.3x5.3x Reference Range: 3.0x – 5.5x EV / CY’19E Revenue (23.6%) 1st Quartile: (8.1%) Median: 3.6% 3rd Quartile: 5.6% CY’20E EBIT Margin (Pre-SBC) 1st Quartile: 11.8% 3rd Quartile: 17.4% CY’19E – CY’21E Revenue CAGR

PROJECT RAVEN
II RAVEN VALUATION ANALYSIS

Benchmarking Raven to Precedent Software Transactions

NTM Revenue Growth vs. NTM EBIT Margin (Pre-SBC)


NTM EBIT Margin (Pre-SBC)
45%
35%
25%
15%
5%
(5%)
(15%)
(25%)
0%
5%
10%
15%
20%
25%
30%
35%
40%
NTM Revenue Growth
Transactions with the most comparable financial profile selected for valuation benchmarking
Broadcom / CA, 4.3x
Bain / BMC, 2.9x[1]
Thoma Bravo / Compuware, 3.0x
Dell / EMC, 2.8x
Vista / TIBCO, 3.9x
Permira / Informatica, 4.3x
Thoma Bravo / Barracuda, 3.6x
Accel-KKR / SciQuest, 3.4x
Thoma Bravo / Ellie Mae, 6.8x
Thoma Bravo / Imperva, 4.7x
OpenText / Guidance, 1.9x
Raven (Standalone), 2.1x
Oracle / Opower, 3.3x
IBM / Red Hat, 9.4x
Cisco / BroadSoft, 4.6x
H&F / Ultimate, 8.3x
Veritas / Athenahealth, 3.9x
Microsoft / LinkedIn, 6.8x
Salesforce / Tableau, 10.9x
SAP / Callidus, 8.1x
Thoma Bravo / Qlik, 3.5x
Vista / Apptio, 7.1x
Oracle / Aconex, 8.4x
Vista / Cvent, 6.5x
Raven (In-Vail), 2.0x
Raven (In-Vail, FY'20-FY'22E CAGR), 2.0x
Vista / Xactly, 4.8x
Thoma Bravo / Imprivata, 3.5x
Silverlake and Thoma Bravo / SolarWinds, 7.7x
Oracle / Textura, 6.1x
Twilio / SendGrid, 11.5x
Oracle / NetSuite, 9.2x
Salesforce / Demandware, 8.8x
Vista / MINDBODY, 6.7x
Vista / Marketo, 5.9x
Salesforce / MuleSoft, 15.7x
Google / Apigee, 4.7x
Strategic Acquisitions
Sponsor Backed Transactions

Source: Vail management, public company filings, press releases and Factset as of 8/16/19.

Note: Multiples indicate EV / NTM Revenue. Raven NTM metrics calculated as 50% of FY'21 and 50% of FY'20 figures. Raven valuation metrics based on unaffected share price of $8.30 as of 8/14/19.

1 Represents transaction whereby a private investor group led by Bain Capital Partners, Golden Gate Private Equity, Insight Venture Partners and GIC Special Investments acquired BMC Software.

LAZARD
11

P R O J E C T R A V E N I I R A V E N V A L U A T I O N A N A L Y S I S Benchmarking Raven to Public Software NTM Revenue Growth Transactions – Operating Metrics 22% 21% 20% 20% 19% 18% 17% 16% 15% 15% 15% 14% 13% 12% 11% 8% 7% 6% 7% 6% 5% 5% 4% 4% 3% 2% 1% 1% NTM EBIT Margin (Pre-SBC) 37% 34% 17% 17% 17% 14%14% 13% 12% 9% 8% 7% 4% 2% (1%) (7%) (8%) (9%) (14%) Strategic Acquisitions Sponsor Backed Transactions Source: Vail management, public company filings, press releases and FactSet as of 8/16/2019. Note:Raven fiscal year ends Jan 31st. Raven NTM metrics calculated as 50% of FY’21 and 50% of FY’20 figures. 12 24%22%22% 21%21% 20%19% 0% Median: 14% Median: 11%

P R O J E C T R A V E N I I R A V E N V A L U A T I O N A N A L Y S I S Benchmarking Raven to Public Software Transactions – Valuation Metrics EV / LTM Revenue 13.2x 10.7x Reference Range: 3.5x – 5.75x 10.0x 9.8x 9.7x 8.2x 8.2x 8.0x 7.0x 5.6x 5.3x 5.0x 4.6x 4.3x 4.3x 4.1x 4.0x 4.0x 3.8x 3.5x 3.5x 3.1x 3.0x 2.9x 2.0x EV / NTM Revenue 10.9x 9.4x 8.4x Reference Range: 3.25x – 4.75x 8.3x 8.1x 7.1x 6.8x 6.8x 6.5x 4.8x 4.7x 4.6x 4.3x 4.3x 3.9x 3.9x 3.6x 3.5x 3.4x 3.3x 3.0x 3.5x 2.9x 2.8x 1.9x Strategic Acquisitions Sponsor Backed Transactions 13 Source: Public company filings, press releases and FactSet as of 8/16/2019. Median: 4.3x Median: 4.6x

PROJECT RAVEN
II RAVEN VALUATION ANALYSIS

Raven – Discounted Cash Flow Analysis (5 Years)

($ in millions)

	Historical		"In-Vail" View				
	2018A	2019A	2020E	2021E	2022E	2023E	2024E
Revenue	**$509**	**$657**	**$764**	**$840**	**$973**	**$1,153**	**$1,318**
% Growth	*22.4%*	*29.1%*	*16.3%*	*9.8%*	*15.9%*	*18.5%*	*14.3%*
EBIT (Pre-SBC)	**($129)**	**($71)**	**($44)**	**$30**	**$104**	**$210**	**$303**
% Margin	*(25.2%)*	*(10.8%)*	*(5.7%)*	*3.6%*	*10.7%*	*18.2%*	*23.0%*
SBC	$13	$69	$100	$90	$97	$105	$107
EBIT (Post-SBC)	**($142)**	**($140)**	**($144)**	**($60)**	**$7**	**$105**	**$196**
% Margin	*(27.8%)*	*(21.3%)*	*(18.8%)*	*(7.1%)*	*0.7%*	*9.1%*	*14.9%*
Taxes			$36	$15	($2)	($26)	($49)
% Tax Rate			*25.0%*	*25.0%*	*25.0%*	*25.0%*	*25.0%*
After-Tax EBIT			**($108)**	**($45)**	**$5**	**$79**	**$147**
Plus: Depreciation			21	17	19	17	19
Less: Capex			(15)	(17)	(19)	(17)	(20)
Less: Change in NWC			(9)	56	24	34	32
Unlevered Free Cash Flow			**($111)**	**$11**	**$29**	**$112**	**$178**

Enterprise Value

	Terminal LTM EBIT Multiple (Pre-SBC)		
WACC	**17.5x**	**18.8x**	**20.0x**
9.25%	$3,864	$4,123	$4,383
9.88%	3,772	4,026	4,279
10.50%	3,683	3,931	4,179

Equity Value

	Terminal LTM EBIT Multiple (Pre-SBC)		
WACC	**17.5x**	**18.8x**	**20.0x**
9.25%	$4,644	$4,904	$5,164
9.88%	4,552	4,806	5,060
10.50%	4,463	4,711	4,959

Implied Perpetuity Growth Rate

	Terminal LTM EBIT Multiple (Pre-SBC)		
WACC	**17.5x**	**18.8x**	**20.0x**
9.25%	5.9%	6.1%	6.3%
9.88%	6.5%	6.7%	6.9%
10.50%	7.1%	7.4%	7.6%

Implied LTM Revenue Multiple

	Terminal LTM EBIT Multiple (Pre-SBC)		
WACC	**17.5x**	**18.8x**	**20.0x**
9.25%	4.02x	4.31x	4.59x
9.88%	4.02x	4.31x	4.59x
10.50%	4.02x	4.31x	4.59x

Source: *Vail management and Raven public filings.*
Note: Assumes transaction closes on 11/2/19. Stock-based compensation ("SBC") treated as a cash expense. Raven fiscal year ends January 31st.

LAZARD
14

PROJECT RAVEN | II RAVEN VALUATION ANALYSIS

Raven – Discounted Cash Flow Analysis (11 Years)

($ in millions)

	Historical		"In-Vail" View										
	2018A	2019A	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E
Revenue	$509	$657	$764	$840	$973	$1,153	$1,318	$1,482	$1,651	$1,822	$1,981	$2,123	$2,220
% Growth	*22.4%*	*29.1%*	*16.3%*	*9.8%*	*15.9%*	*18.5%*	*14.3%*	*12.4%*	*11.4%*	*10.3%*	*8.8%*	*7.1%*	*4.6%*
EBIT (Pre-SBC)	($129)	($71)	($44)	$30	$104	$210	$303	$379	$441	$504	$556	$602	$633
% Margin	*(25.2%)*	*(10.8%)*	*(5.7%)*	*3.6%*	*10.7%*	*18.2%*	*23.0%*	*25.5%*	*26.7%*	*27.7%*	*28.1%*	*28.3%*	*28.5%*
SBC	$13	$69	$100	$90	$97	$105	$107	$109	$112	$115	$116	$119	$120
EBIT (Post-SBC)	($142)	($140)	($144)	($60)	$7	$105	$196	$269	$329	$390	$441	$483	$513
% Margin	*(27.8%)*	*(21.3%)*	*(18.8%)*	*(7.1%)*	*0.7%*	*9.1%*	*14.9%*	*18.2%*	*19.9%*	*21.4%*	*22.2%*	*22.7%*	*23.1%*
Taxes			$36	$15	($2)	($26)	($49)	($67)	($82)	($97)	($110)	($121)	($128)
% Tax Rate			*25.0%*	*25.0%*	*25.0%*	*25.0%*	*25.0%*	*25.0%*	*25.0%*	*25.0%*	*25.0%*	*25.0%*	*25.0%*
After-Tax EBIT			($108)	($45)	$5	$79	$147	$202	$247	$292	$330	$362	$385
Plus: Depreciation			21	17	19	17	19	18	20	22	19	20	21
Less: Capex			(15)	(17)	(19)	(17)	(20)	(19)	(21)	(23)	(20)	(21)	(22)
Less: Change in NWC			(9)	56	24	34	32	32	34	35	34	31	36
Unlevered Free Cash Flow			($111)	$11	$29	$112	$178	$233	$280	$326	$363	$392	$420

Enterprise Value

	Terminal LTM EBIT Multiple (Pre-SBC)		
WACC	11.5x	13.0x	14.5x
9.25%	$4,203	$4,586	$4,970
9.88%	3,990	4,351	4,712
10.50%	3,788	4,129	4,470

Equity Value

	Terminal LTM EBIT Multiple (Pre-SBC)		
WACC	11.5x	13.0x	14.5x
9.25%	$4,984	$5,367	$5,750
9.88%	4,770	5,131	5,492
10.50%	4,568	4,909	5,250

Implied Perpetuity Growth Rate

	Terminal LTM EBIT Multiple (Pre-SBC)		
WACC	11.5x	13.0x	14.5x
9.25%	3.5%	4.1%	4.7%
9.88%	4.1%	4.8%	5.3%
10.50%	4.7%	5.4%	5.9%

Implied LTM Revenue Multiple

	Terminal LTM EBIT Multiple (Pre-SBC)		
WACC	11.5x	13.0x	14.5x
9.25%	3.28x	3.70x	4.13x
9.88%	3.28x	3.70x	4.13x
10.50%	3.28x	3.70x	4.13x

LAZARD

Source: *Vail management and Raven public filings.*
Note: Assumes transaction closes on 11/2/19. Stock-based compensation ("SBC") treated as a cash expense. Raven fiscal year ends January 31st.

15

P R O J E C T R A V E N I I R A V E N V A L U A T I O N A N A L Y S I S Analyst Price Target Summary – Raven Selected Broker Targets $25.00 $20.00 20.00 15.00 .00 10.00 5.00 0.00 KeyBanc Needham CS MS RBC Wedbush Barclays GS Buy Hold Source: Bloomberg and FactSet as of 8/14/19. Note:Analysis illustrates broker price targets after Raven announced Q1 FY 2020 earnings on 6/4/19. 16 Date 7/22/196/5/196/4/196/5/196/5/196/5/196/5/198/8/19 Unaffected: $8.30 Median: $18.00 $21.00$21.00 $18.00$18.00 $15.00$15.00 $12

P R O J E C T R A V E N I I R A V E N V A L U A T I O N A N A L Y S I S Selected Transactions Where Target Exhibited Steep Drop From 52-Week High Transactions where the target experienced a steep decline in share price prior to the acquisition exhibited ~50% - 70% premiums Unaffected Discount to 52-Week High Premium / (Discount) to Ann. Date Acquirer Target LTM Price Performance Before Announcement Unaffected 52-Week High $190 145 100 $190 134 days1 10/28/18 (38%) 63% 7% Oct-17 Jan-18 Mar-18 Jun-18 Aug-18 Oct-18 $80 45 10 $75 306 days1 06/01/16 (37%) 56% (1%) Jun-15 Aug-15 Oct-15 Jan-16 Mar-16 Jun-16 $45 30 15 56 days1 $38 11/11/18 (40%) 53% (8%) Nov-17 Jan-18 Apr-18 Jun-18 Aug-18 Nov-18 211 days1 $196 $260 175 90 06/13/16 (49%) 50% (24%) Jun-15 Aug-15 Nov-15 Jan-16 Mar-16 Jun-16 228 days1 $37 $45 30 15 12/24/18 (52%) 68% (20%) Dec-17 Mar-18 May-18 Jul-18 Oct-18 Dec-18 Class A ($15.00) $32 344 days1 72 days2 81% (49%) 18 8/14/19 Vail Raven (72%) Blended4 ($11.71) 4 41% (60%) Aug 18 Oct 18 Jan 19 Mar 19 Jun 19 Aug 19 Source: Press releases, public company filings, Wall Street research and FactSet as of 8/14/19. 1 2 3 4 Represents the number of calendar days from the 52-week intraday high to unaffected date. Represents the number of calendar days from Q1’20 earnings (June, 4th 2019) to 8/14/19. Excludes Raven. 17 Premium based on the blended price per share, which is based on a $15.00 price per share for Class A shares and a 0.0550 exchange ratio for Diamond's Class B shares. Assumes Vail shares valued at unaffected price of $153.09 as of 8/14/19. Mean3 Median3 (43%)58%(9%) (40%)56%(8%)

C O N F I D E N T I A L P R O J E C T R A V E N III Vail Valuation Analysis

PROJECT RAVEN | III VAIL VALUATION ANALYSIS

Vail Long Range Plan ("LRP") Cases

($ in billions)

P&L Forecasts


FY'19A – FY'24E CAGR:
Scenario A: 10.8%
Scenario B: 10.7%
Total Revenue[1]
$9.0 (14%)
$10.0 (12%)
$11.2 (12%)
$11.0 (10%)
$12.4 (10%)
$12.1 (10%)
$13.6 (10%)
$13.4 (10%)
$15.0 (10%)
$14.9 (11%)
FY'19A
FY'20E
FY'21E
FY'22E
FY'23E
FY'24E
Hybrid Cloud / SaaS Revenue[2]
$0.9 (10%)
$1.2 (12%)
$1.7 (16%)
$1.7 (15%)
$2.5 (20%)
$2.2 (18%)
$3.6 (27%)
$3.0 (22%)
$5.1 (34%)
$4.1 (27%)
FY'19A
FY'20E
FY'21E
FY'22E
FY'23E
FY'24E
EBIT (Pre-SBC)[3]
$3.0 (34%)
$3.3 (33%)
$3.7 (33%)
$3.5 (32%)
$4.0 (33%)
$3.8 (31%)
$4.4 (33%)
$4.2 (32%)
$4.9 (33%)
$4.8 (32%)
FY'19A
FY'20E
FY'21E
FY'22E
FY'23E
FY'24E
Scenario A
Scenario B

Scenario Description

Scenario A: Current Cloud Transition Trajectory

- Reflects Vail's current Hybrid Cloud / SaaS transition trajectory
- Hybrid Cloud subscription & SaaS revenue grows gradually to 27% of total revenue by FY 2024
- Significant investments in GTM / R&D; operating margin assumed to remain flat at 32.5% throughout forecast period

Scenario B: Accelerated Cloud Transition

- Illustrates an accelerated transition towards Hybrid Cloud / SaaS, resulting in lower near-term growth but higher long-term growth
- Hybrid Cloud subscription & SaaS revenue grows at accelerated pace to 34% of total revenue by FY 2024
- Incremental investments in GTM / R&D place further margin pressure; operating margin returns to 32% at end of forecast period

Source: Vail management.

Note: Vail fiscal year ends January 31st. Scenario A and Scenario B are on a standalone basis and do no reflect any pending or future acquisitions or dispositions by Vail.

1 Numbers in parentheses represent y/y growth rate.

2 Numbers in parentheses represent Hybrid Cloud / SaaS revenue as a percent of total revenue.

3 Numbers in parentheses represent EBIT (Pre-SBC) margin.

LAZARD

18

P R O J E C T R A V E N I I I V A I L V A L U A T I O N A N A L Y S I S Vail Valuation Summary values) Scenario A: Current Cloud Transition Trajectory Scenario B: Accelerated Cloud Transition Enterprise Value Scenario A: $10.0 $75.2 $174.67 • Range: 4.75x – 6.75x $74.4 $172.78 $53.0 53.58 Scenario A: $3.3 $122.62 $53.0 2.41 Scenario A: $3.7 7 5 DCF management forecast through FY’22 70.5 $206.80 • Nomura: $130.00 $224.00 Unaffected: $66.0220-Day VWAP3: $72.3 Current: $62.0 Price as of 7/30/2019: $76.8 ($178.31 per share) ($143.72 per share) ($153.09 per share) ($167.90 per share) Source: Vail management forecasts, Wall Street research and FactSet as of 8/16/19. Fully diluted share count for per share calculations based on dilutive instruments as of Q1 FY 2020. Vail fiscal year ends January 31st. FY financials used as proxy for prior CY metrics for Vail. Scenario A forecasts represent Vail’s current cloud transition trajectory. Scenario B forecasts represent an accelerated cloud transition scenario. Assumes 8/31/19 valuation date. Based on Vail unaffected share price of $153.09 on 8/14/19. Represents unaffected 20-day VWAP as of 8/14/19. Note: 19 1 2 3 For Reference ($ in billions, except per share Vail Management Metric Implied Share Price Comments Public Company Comparables EV / FY'20E Revenue $75.2 $174.67 • Range: 5.0x – 7.5x $116.04 $50.1 Scenario B: $10.0 $116.04 $50.1 • SAP: 5.2x | Microsoft: 7.6x EV / FY'21E Revenue $123.45 $53.3 Scenario A: $11.2 $75.8 $175.95 • SAP: 4.8x | Microsoft: 6.8x Scenario B: $11.0 $121.22 $52.4 EV / FY'20E EBIT (Pre-SBC) $66.2 $66.2 $1 $15 • Range: 16.0x – 20.0x • SAP: 17.7x | Microsoft: 18.9x 3.58 $122.62 Scenario B: $3.3 EV / FY'21E EBIT (Pre-SBC) $65.7 63.5 $1 $15 47.2 • Range: 14.0x – 18.0x • SAP: 15.8x | Microsoft: 16.8x $118.27 $51.1 Scenario B: $3.5 $114.27 $49.4 $ 1 3 Years Scenario A Exit LTM EBIT: $151.55 $65 16.5x - 19.5x Scenario B Exit LTM EBIT: 17.5x - 20.5x $149.53 $64. .3 $77.5 $179.90 • 3 Year DCF based on Vail management forecast through FY’22 $75.8 $176.10 • WACC: 8.00% - 9.50% 5 Years Scenario A Exit LTM EBIT: $166. 16.5x - 19.5x Scenario B Exit LTM EBIT: 17.5x - 20.5x $1 19 $71.6 4 $73.5 $86.1 $200.10 • 5 Year DCF based on Vail and Vail guidance for extrapolation $87.8 $204.09 • WACC: 8.00% - 9.50% 52 Week Trading Intraday High and Low High: $206.80 $55.8 Low: $129.33 $129.33 $89.0 • High: 5/16/19; Low: 1/3/19 Analyst Price Targets Price Per Share High: $224.00 $56.1 Low: $130.00 $130.00 $96.3 • Barclays: $224.00

P R O J E C T R A V E N I I I V A I L V A L U A T I O N A N A L Y S I S Vail – Analysis at ($ in billions, except per share values) Various Prices Current Price ($143.72) Unaffected Price ($153.09) 20-Day Price as of VWAP 7/30/19 Meeting1 ($167.90) ($178.31) Premium / (Discount) to Current (21.6%) (15.1%) (8.6%) (2.0%) 0.0% 4.5% 11.0% 17.6% FDSO 427.1 427.1 427.2 427.2 427.2 427.2 427.3 427.3 (-) Cash & Equivalents ($3.3) ($3.3) ($3.3) ($3.3) ($3.3) ($3.3) ($3.3) ($3.3) (-) Equity Investments ($0.4) ($0.4) ($0.4) ($0.4) ($0.4) ($0.4) ($0.4) ($0.4) (+) Debt $4.3 $4.3 $4.3 $4.3 $4.3 $4.3 $4.3 $4.3 Metric Revenue FY2020 / CY2019 $10.0 5.17x 5.60x 6.02x 6.45x 6.58x 6.87x 7.30x 7.73x FY2021 / CY2020 $11.2 4.62x 5.00x 5.38x 5.76x 5.88x 6.14x 6.52x 6.90x EBIT (Pre -SBC) FY2020 / CY2019 $3.3 15.7x 17.0x 18.2x 19.5x 19.9x 20.8x 22.1x 23.4x FY2021 / CY2020 $3.7 14.2x 15.4x 16.5x 17.7x 18.1x 18.9x 20.1x 21.2x Metric Revenue FY2020 / CY2019 $10.0 5.17x 5.60x 6.02x 6.45x 6.58x 6.87x 7.30x 7.73x FY2021 / CY2020 $11.0 4.70x 5.09x 5.48x 5.87x 5.99x 6.25x 6.64x 7.03x EBIT (Pre -SBC) FY2020 / CY2019 $3.3 15.7x 17.0x 18.2x 19.5x 19.9x 20.8x 22.1x 23.4x FY2021 / CY2020 $3.5 14.7x 15.9x 17.1x 18.3x 18.7x 19.5x 20.8x 22.0x Source: Note: Company filings, Vail management and FactSet as of 8/16/2019. Vail fiscal year ends January 31st. FY financials used as proxy for prior CY metrics for Vail. Scenario A forecasts represent Vail’s current cloud transition trajectory. Scenario B forecasts represent an accelerated cloud transition scenario. Represents share price as of 7/26/19. 20 1 Scenario B: Accelerated Cloud Transition Scenario A: Current Cloud Transition Trajectory Comparable Companies Large HG CapInfra. MedianMedian Global Median 7.6x5.2x5.2x6.2x 6.8x4.8x4.8x5.4x 18.9x17.7x14.5x26.8x 16.8x15.8x13.7x26.3x 7.6x5.2x5.2x6.2x 6.8x4.8x4.8x5.4x 18.9x17.7x14.5x26.8x 16.8x15.8x13.7x26.3x 5.6x 5.0x 17.2x 15.8x 5.6x 5.0x 17.2x 15.8x Enterprise Value$51.8$56.1$60.4$64.7$66.0$69.0$73.2$77.5 Implied Multiples Equity Value$51.3$55.5$59.8$64.1$65.4$68.4$72.6$76.9 Price per Share$120$130$140$150$153$160$170$180

P R O J E C T R A V E N I I I V A I L V A L U A T I O N A N A L Y S I S Vail – Comparable Company Benchmarking – Operating Metrics CY’19E-CY’20E Revenue Growth vs. CY’20E EBIT Margin (Pre-SBC) 50% 22% 21% 18% 18% 16% are closest financial peers 12% 11% 10% 7% 3% 25% 40% 34% 6% 5% 4% 3 0% 36% 33% 30% 23% 19% 16% (24%) (25%) 0% 5% 10% 15% 20% 25% Large Cap Software High-Growth Infrastructure Large Cap Software High-Growth Infrastructure 21 Source: Company filings, Vail management and FactSet as of 8/16/2019. Note:Valuations fully diluted based on treasury stock method. Multiples over 50x are denoted as “NM”. Multiples reflect EV/CY’20 revenue. Medians do not include Vail. Vail fiscal year ends January 31st. Scenario A forecasts represent Vail’s current cloud transition trajectory. Scenario B forecasts represent an accelerated cloud transition scenario. Vail valuation metrics based on unaffected share price of $153.09 as of 8/14/19. Splunk Splunk Oracle Salesforce Salesforce Microsoft Palo Alto Networks Palo Alto Networks Arista Networks Nutanix Arista Networks Cisco Arista Networks Vail (Scenario A) Microsoft Vail (Scenario A) SAP Vail (Scenario B) Microsoft Vail (Scenario A) SAP Vail (Scenario B) Vail (Scenario B) Citrix SAP Palo Alto Networks Citrix Citrix Salesforce Nutanix Oracle Splunk Cisco Cisco Nutanix Oracle CY’19E-CY’20E Revenue Growth 44% 40% 33% 32% 31% Median: 30% % 23% 13% 13% 12% 10% 7% Median: 12% 4% 3% Microsoft and SAP Oracle, 5.0x Arista, 5.4x Cisco, 3.6x Citrix, 4.1xPalo Alto Networks, 5.0x Salesforce, 5.8x Splunk, 7.3x Nutanix, 2.4x Microsoft, 6.8x Vail (Scenario B), 6.0x Vail (Scenario A), SAP, 4.8x5.9x Median: 14% CY’20E EBIT Margin (Pre-SBC) CY’19E – CY’20E Revenue Growth CY’19E – CY’20E EBIT Growth (Pre-SBC) CY’20E EBIT Margin (Pre-SBC)

PROJECT RAVEN
III VAIL VALUATION ANALYSIS

Vail – Comparable Company Benchmarking – Valuation Metrics

EV / CY'19E Revenue


Reference Range: 5.0x – 7.5x
8.9x
7.6x
7.0x
6.6x
6.6x
6.2x
5.9x
5.2x
5.2x
4.3x
3.7x
2.8x
Splunk
Microsoft
Salesforce
Vail (Scenario B)
Vail (Scenario A)
Arista Networks
Palo Alto Networks
SAP
Oracle
Citrix
Cisco
Nutanix

EV / CY'19E EBIT (Pre-SBC)


Reference Range: 16.0x – 20.0x
41.4x
26.8x
19.9x
19.9x
18.9x
17.7x
16.8x
14.5x
11.8x
11.6x
NM
NM
Salesforce
Palo Alto Networks
Vail (Scenario B)
Vail (Scenario A)
Microsoft
SAP
Arista Networks
Citrix
Oracle
Cisco
Splunk
Nutanix

EV / CY'20E Revenue


Reference Range: 4.75x – 6.75x
7.3x
6.8x
6.0x
5.9x
5.8x
5.4x
5.0x
5.0x
4.8x
4.1x
3.6x
2.4x
Splunk
Microsoft
Vail (Scenario B)
Vail (Scenario A)
Salesforce
Arista Networks
Oracle
Palo Alto Networks
SAP
Citrix
Cisco
Nutanix

EV / CY'20E EBIT (Pre-SBC)


Reference Range: 14.0x – 18.0x
45.1x
30.9x
21.7x
18.7x
18.1x
16.8x
15.8x
14.9x
13.7x
11.4x
11.1x
NM
Splunk
Salesforce
Palo Alto Networks
Vail (Scenario A)
Vail (Scenario B)
Microsoft
SAP
Arista Networks
Citrix
Oracle
Cisco
Nutanix

■ Large Cap Software ■ High-Growth Infrastructure

LAZARD

Source: Vail management, public company filings and FactSet as of 8/16/2019.
Note: Valuations fully diluted based on treasury stock method. Multiples over 50x are denoted as "NM". Medians do not include Vail. Vail fiscal year ends January 31st. Scenario A forecasts represent Vail's current cloud transition trajectory. Scenario B forecasts represent an accelerated cloud transition scenario. Vail valuation metrics based on unaffected share price of $153.09 on 8/14/19.

22

PROJECT RAVEN | III VAIL VALUATION ANALYSIS

Vail DCF Analysis – 3 Year Plan (Scenario A)

($ in billions, except per share values)

	Historical		Vail Management Plan		
	2018A	2019A	2020E	2021E	2022E
Revenue	$7.9	$9.0	$10.0	$11.2	$12.4
% Growth	11.2%	14.1%	11.8%	11.9%	10.5%
EBIT (Pre-SBC)	2.7	3.0	3.3	3.7	4.0
% Margin	33.8%	33.9%	33.0%	32.5%	32.5%
SBC	0.7	0.7	0.9	1.0	1.1
% of Sales	8.7%	8.1%	8.7%	8.7%	8.7%
EBIT (Post-SBC)	2.0	2.3	2.4	2.7	3.0
% Margin	25.1%	25.7%	24.3%	23.8%	23.8%
Levered FCF			$3.6	$4.0	$4.5
(+) Tax-Effected Interest Expense/(Income), Net			(0.0)	(0.0)	0.0
Unlevered FCF			$3.6	$4.0	$4.5
(-) Stock-Based Compensation			(0.9)	(1.0)	(1.1)
Unlevered FCF (Post-SBC)			$2.7	$3.1	$3.4

Enterprise Value

	Terminal LTM EBIT Multiple		
WACC	**16.5x**	**18.0x**	**19.5x**
8.00%	$66.6	$72.0	$77.5
8.75%	$66.0	$71.3	$76.7
9.50%	$65.3	$70.7	$76.0

Equity Value

	Terminal LTM EBIT Multiple		
WACC	**16.5x**	**18.0x**	**19.5x**
8.00%	$66.0	$71.4	$76.9
8.75%	$65.4	$70.7	$76.1
9.50%	$64.7	$70.1	$75.4

Implied Perpetuity Growth Rate

	Terminal LTM EBIT Multiple		
WACC	**16.5x**	**18.0x**	**19.5x**
8.00%	3.5%	3.5%	3.5%
8.75%	4.2%	4.2%	4.2%
9.50%	5.0%	5.0%	5.0%

Value Per Common Share

	Terminal LTM EBIT Multiple		
WACC	**16.5x**	**18.0x**	**19.5x**
8.00%	$154.52	$167.21	$179.90
8.75%	153.02	165.59	178.15
9.50%	151.55	163.99	176.44

Source: *Vail management.*
Note: Vail fiscal year ends January 31st. Valuation as of 8/31/2019. Stock-based compensation ("SBC") treated as a cash expense. Stock-based compensation and FY'23 / FY'24 extrapolation based on guidance from Vail. Scenario A forecasts represent Vail's current cloud transition trajectory.

LAZARD 23

PROJECT RAVEN

III VAIL VALUATION ANALYSIS

Vail DCF Analysis – 3 Year Plan (Scenario B)

($ in billions, except per share values)

	Historical		Vail Management Plan		
	2018A	2019A	2020E	2021E	2022E
Revenue	$7.9	$9.0	$10.0	$11.0	$12.1
% Growth	11.2%	14.1%	11.8%	9.9%	9.9%
EBIT (Pre-SBC)	2.7	3.0	3.3	3.5	3.8
% Margin	33.8%	33.9%	33.0%	32.0%	31.0%
SBC	0.7	0.7	0.9	1.0	1.1
% of Sales	8.7%	8.1%	8.7%	8.7%	8.7%
EBIT (Post-SBC)	2.0	2.3	2.4	2.6	2.7
% Margin	25.1%	25.7%	24.3%	23.3%	22.3%
Levered FCF			$3.6	$4.0	$4.3
(+) Tax-Effected Interest Expense/(Income), Net			(0.0)	(0.0)	0.0
Unlevered FCF			$3.6	$4.0	$4.3
(-) Stock-Based Compensation			(0.9)	(1.0)	(1.1)
Unlevered FCF (Post-SBC)			$2.7	$3.0	$3.3

	Enterprise Value		
	Terminal LTM EBIT Multiple		
WACC	**17.5x**	**19.0x**	**20.5x**
8.00%	$65.7	$70.8	$75.8
8.75%	$65.1	$70.1	$75.1
9.50%	$64.5	$69.4	$74.4

	Equity Value		
	Terminal LTM EBIT Multiple		
WACC	**17.5x**	**19.0x**	**20.5x**
8.00%	$65.1	$70.2	$75.2
8.75%	$64.5	$69.5	$74.5
9.50%	$63.9	$68.8	$73.8

	Implied Perpetuity Growth Rate		
	Terminal LTM EBIT Multiple		
WACC	**17.5x**	**19.0x**	**20.5x**
8.00%	3.6%	3.6%	3.6%
8.75%	4.3%	4.3%	4.3%
9.50%	5.1%	5.1%	5.1%

	Value Per Common Share		
	Terminal LTM EBIT Multiple		
WACC	**17.5x**	**19.0x**	**20.5x**
8.00%	$152.46	$164.28	$176.10
8.75%	150.99	162.69	174.39
9.50%	149.53	161.12	172.71

Source: *Vail management.*
Note: Vail fiscal year ends January 31st. Valuation as of 8/31/2019. Stock-based compensation ("SBC") treated as a cash expense. Stock-based compensation and FY'23 / FY'24 extrapolation based on guidance from Vail. Scenario B forecasts represent an accelerated cloud transition scenario.

LAZARD

24

PROJECT RAVEN | III VAIL VALUATION ANALYSIS

Vail DCF Analysis – 5 Year Extrapolated (Scenario A)

($ in billions, except per share values)

	Historical		Vail Management Plan			Extrapolation with Vail Guidance	
	2018A	2019A	2020E	2021E	2022E	2023E	2024E
Revenue	$7.9	$9.0	$10.0	$11.2	$12.4	$13.6	$15.0
% Growth	*11.2%*	*14.1%*	*11.8%*	*11.9%*	*10.5%*	*10.0%*	*10.0%*
EBIT (Pre-SBC)	2.7	3.0	3.3	3.7	4.0	4.4	4.9
% Margin	*33.8%*	*33.9%*	*33.0%*	*32.5%*	*32.5%*	*32.5%*	*32.5%*
SBC	0.7	0.7	0.9	1.0	1.1	1.2	1.3
% of Sales	*8.7%*	*8.1%*	*8.7%*	*8.7%*	*8.7%*	*8.7%*	*8.7%*
EBIT (Post-SBC)	2.0	2.3	2.4	2.7	3.0	3.3	3.6
% Margin	*25.1%*	*25.7%*	*24.3%*	*23.8%*	*23.8%*	*23.8%*	*23.8%*
Levered FCF			$3.6	$4.0	$4.5		
(+) Tax-Effected Interest Expense/(Income), Net			(0.0)	(0.0)	0.0		
Unlevered FCF			$3.6	$4.0	$4.5	$4.9	$5.4
(-) Stock-Based Compensation			(0.9)	(1.0)	(1.1)	(1.2)	(1.3)
Unlevered FCF (Post-SBC)			$2.7	$3.1	$3.4	$3.7	$4.1

Enterprise Value

	Terminal LTM EBIT Multiple		
WACC	16.5x	18.0x	19.5x
8.00%	$74.8	$80.5	$86.1
8.75%	$73.2	$78.7	$84.2
9.50%	$71.6	$77.0	$82.3

Equity Value

	Terminal LTM EBIT Multiple		
WACC	16.5x	18.0x	19.5x
8.00%	$74.2	$79.9	$85.5
8.75%	$72.6	$78.1	$83.6
9.50%	$71.0	$76.4	$81.7

Implied Perpetuity Growth Rate

	Terminal LTM EBIT Multiple		
WACC	16.5x	18.0x	19.5x
8.00%	3.2%	3.2%	3.2%
8.75%	3.9%	3.9%	3.9%
9.50%	4.6%	4.6%	4.6%

Value Per Common Share

	Terminal LTM EBIT Multiple		
WACC	16.5x	18.0x	19.5x
8.00%	$173.77	$186.93	$200.10
8.75%	169.92	182.78	195.63
9.50%	166.19	178.74	191.30

Source: *Vail management.*
Note: Vail fiscal year ends January 31st. Valuation as of 8/31/2019. Stock-based compensation ("SBC") treated as a cash expense. Stock-based compensation and FY'23 / FY'24 extrapolation based on guidance from Vail. Scenario A forecasts represent Vail's current cloud transition trajectory.

LAZARD 25

PROJECT RAVEN | III VAIL VALUATION ANALYSIS

Vail DCF Analysis – 5 Year Extrapolated (Scenario B)

($ in billions, except per share values)

	Historical		Vail Management Plan			Extrapolation with Vail Guidance	
	2018A	2019A	2020E	2021E	2022E	2023E	2024E
Revenue	$7.9	$9.0	$10.0	$11.0	$12.1	$13.4	$14.9
% Growth	*11.2%*	*14.1%*	*11.8%*	*9.9%*	*9.9%*	*10.4%*	*11.5%*
EBIT (Pre-SBC)	2.7	3.0	3.3	3.5	3.8	4.2	4.8
% Margin	*33.8%*	*33.9%*	*33.0%*	*32.0%*	*31.0%*	*31.5%*	*32.0%*
SBC	0.7	0.7	0.9	1.0	1.1	1.2	1.3
% of Sales	*8.7%*	*8.1%*	*8.7%*	*8.7%*	*8.7%*	*8.7%*	*8.7%*
EBIT (Post-SBC)	2.0	2.3	2.4	2.6	2.7	3.1	3.5
% Margin	*25.1%*	*25.7%*	*24.3%*	*23.3%*	*22.3%*	*22.8%*	*23.3%*
Levered FCF			$3.6	$4.0	$4.3		
(+) Tax-Effected Interest Expense/(Income), Net			(0.0)	(0.0)	0.0		
Unlevered FCF			$3.6	$4.0	$4.3	$4.7	$5.3
(-) Stock-Based Compensation			(0.9)	(1.0)	(1.1)	(1.2)	(1.3)
Unlevered FCF (Post-SBC)			$2.7	$3.0	$3.3	$3.5	$4.0

Enterprise Value

	Terminal LTM EBIT Multiple		
WACC	17.5x	19.0x	20.5x
8.00%	$76.8	$82.3	$87.8
8.75%	$75.1	$80.5	$85.9
9.50%	$73.5	$78.7	$84.0

Equity Value

	Terminal LTM EBIT Multiple		
WACC	17.5x	19.0x	20.5x
8.00%	$76.2	$81.7	$87.2
8.75%	$74.5	$79.9	$85.3
9.50%	$72.9	$78.1	$83.4

Implied Perpetuity Growth Rate

	Terminal LTM EBIT Multiple		
WACC	17.5x	19.0x	20.5x
8.00%	3.4%	3.4%	3.4%
8.75%	4.1%	4.1%	4.1%
9.50%	4.9%	4.9%	4.9%

Value Per Common Share

	Terminal LTM EBIT Multiple		
WACC	17.5x	19.0x	20.5x
8.00%	$178.34	$191.22	$204.09
8.75%	174.38	186.96	199.53
9.50%	170.54	182.82	195.10

Source: *Vail management.*
Note: Vail fiscal year ends January 31st. Valuation as of 8/31/2019. Stock-based compensation ("SBC") treated as a cash expense. Stock-based compensation and FY'23 / FY'24 extrapolation based on guidance from Vail. Scenario B forecasts represent an accelerated cloud transition scenario.

LAZARD 26

P R O J E C T R A V E N I I I V A I L V A L U A T I O N A N A L Y S I S Analyst Price Target Summary – Vail Selected Broker Targets $250 225 $214 $213 $210 $210 $206 200 $190 $190 $185 $180 $180 175 150 30 125 100 Buy Hold Sell Source: Bloomberg and FactSet as of 8/14/19. Note:Analysis illustrates broker price targets after Vail announced Q1 FY 2020 earnings on 5/30/19. 27 1 Represents share price as of 7/26/19. Date 7/307/105/317/227/127/307/175/305/306/18/55/316/35/315/315/305/315/306/137/13 Current: $143.72 Median: $194.50 As of 7/30/19 Meeting1: $178.31 20-Day VWAP: $167.90 Unaffected: $153.09 $224 $220 $220 $198 $195 $194 $194 $193 $160 $1

C O N F I D E N T I A L P R O J E C T R A V E N Appendix

C O N F I D E N T I A L P R O J E C T R A V E N A Raven

P R O J E C T R A V E N A R A V E N Raven Terminal Multiple Analysis CY’19E – CY’20E Revenue Growth CY’19E – CY’20E Revenue Growth 22.3% 20.5% 11.1% 19.0% 9.8% 16.8% 14.8% 14.3% 12.6% 11.1% 9.8% 4.6% 4.2% 7.4% 2.9% 2.7% CY’19E EBIT Margin (Pre-SBC) CY’19E EBIT Margin (Pre-SBC) 39.9% 44.0% 33.0% 29.5% 39.9% 25.5% 23.0% 6.6% 0.3% EV / CY’19E EBIT EV / CY’19E EBIT Reference Range: 17.5x – 20.0x Reference Range: 11.5x – 14.5x 41.4x 38.6x 36.7x 19.9x 19.9x 18.9x 18.9x 17.7x 17.7x 11.6x 14.5x 11.8x NM Source: Vail management, public company filings, FactSet as of 8/16/2019. 28 Note Raven fiscal year ends January 31st. Multiples greater than 50.0x or less than 0.0x are designated as “NM.” FY’24E EBIT margin (Pre-SBC) and revenue numbers are used for In-Vail metrics in the 5-year model, and FY’30E metrics are used for In-Vail metrics in the 11-year model. Medians exclude Raven. Vail valuation metrics based on unaffected share price of $153.09 as of 8/14/19. NM NM Median: 16.1x Median: 28.3x 5% 33.0% 32.3% 29.6% 29.5% 28. 16.9% 14.0% 11.5% Median: 33% Median: 17% 7.4% Median: 6% Median: 15% Raven – In Vail Case, 5-Year Model Raven – In Vail Case, 11-Year Model

PROJECT RAVEN

A RAVEN

Public Trading Comparables – Raven

($ in millions, except per share data)

						Enterprise Value /						Rev.	Margins					
	Stock Price	% Change 52 Wk.		Equity	Enterprise	Revenue		EBITDA (Pre-SBC)		EBIT (Pre-SBC)		CAGR	Gross (Pre-SBC)		EBITDA (Pre-SBC)		EBIT (Pre-SBC)	
Company	8/16/19	Low	High	Value	Value	2019E	2020E	2019E	2020E	2019E	2020E	'19 - '21	2019E	2020E	2019E	2020E	2019E	2020E
Dropbox	$17.48	1%	(38%)	$7,766	$6,981	4.2x	3.7x	18.2x	14.6x	36.7x	25.6x	14%	76%	76%	23%	25%	12%	14%
Pegasystems	$70.07	59%	(11%)	5,979	5,822	6.3	5.6	NM	NM	NM	NM	11%	68%	71%	4%	7%	(1%)	4%
Nutanix	$18.24	0%	(70%)	3,934	3,568	2.8	2.4	NM	NM	NM	NM	17%	78%	78%	(20%)	(15%)	(26%)	(24%)
FireEye	$13.28	3%	(34%)	3,195	3,387	3.9	3.6	33.4	28.9	NM	NM	7%	73%	74%	12%	12%	1%	5%
Box	$13.35	2%	(50%)	2,291	2,185	3.2	2.8	42.9	24.5	NM	NM	13%	72%	72%	7%	12%	0%	6%
Appian	$59.54	159%	0%	4,165	4,088	15.6	13.4	NM	NM	NM	NM	17%	65%	68%	(10%)	(6%)	(13%)	(8%)
CommVault	$41.84	1%	(40%)	1,967	1,516	2.2	2.2	15.2	14.6	18.2	16.7	4%	83%	82%	15%	15%	12%	13%
SailPoint	$21.97	29%	(36%)	2,030	1,937	6.9	5.9	NM	NM	NM	NM	12%	80%	80%	8%	11%	7%	11%
Cloudera	$6.68	32%	(65%)	2,072	1,528	2.1	1.8	NM	20.8	NM	NM	13%	75%	78%	3%	9%	(12%)	(2%)
Carbon Black	$22.67	85%	(11%)	1,942	1,794	7.3	6.2	NM	NM	NM	NM	18%	79%	78%	(15%)	(9%)	(18%)	(13%)
Talend	$40.16	26%	(45%)	1,332	1,304	5.3	4.4	NM	NM	NM	NM	22%	76%	78%	(8%)	(2%)	(11%)	(6%)
Domo	$25.42	79%	(42%)	754	704	4.1	3.4	NM	NM	NM	NM	22%	69%	71%	(52%)	(29%)	(57%)	(36%)
MobileIron	$6.82	67%	(6%)	857	756	3.6	3.3	NM	NM	NM	NM	12%	82%	82%	1%	5%	(2%)	4%
					1st Quartile	3.2x	2.8x	17.5x	14.6x	22.8x	18.9x	12%	72%	72%	(10%)	(6%)	(13%)	(8%)
					Mean	5.2	4.5	27.4	20.7	27.5	21.2	14%	75%	76%	(3%)	3%	(8%)	(2%)
					Median	4.1	3.6	25.8	20.8	27.5	21.2	13%	76%	78%	3%	7%	(2%)	4%
					3rd Quartile	6.3	5.6	35.8	24.5	32.1	23.4	17%	79%	78%	8%	12%	1%	6%
Raven (In-Vail)	$8.30	0%	(71%)	$2,402	$1,594	2.1x	1.9x	NM	33.7x	NM	NM	13%	70%	74%	(3%)	6%	(6%)	4%
Raven (Standalone)	$8.30	0%	(71%)	2,402	1,594	2.2	2.0	NM	NM	NM	NM	10%	70%	74%	(6%)	(6%)	(9%)	(6%)
Raven (Street)	$8.30	0%	(71%)	2,402	1,594	2.1	1.8	NM	NM	NM	NM	18%	71%	74%	(4%)	3%	(6%)	1%

Source: *Vail management, public company filings, FactSet as of 8/16/2019.*
Note: FY financials used as proxy for prior CY metrics for Raven. Raven fiscal year ends Jan 31st. Raven valuation metrics based on unaffected share price of $8.30 as of 8/14/19.
Multiples greater than 50.0x or less than 0.0x are indicated as "NM".

LAZARD

29

PROJECT RAVEN A RAVEN

Raven – Weighted Average Cost of Capital Analysis

($ in billions)

	Capital Structure			Barra Predicted Local Beta		Bloomberg Historical (2 Year, Weekly, Raw)	
Company	Market Value	Debt / Cap.	Debt / Equity	Levered Beta	Unlevered Beta	Levered Beta	Unlevered Beta
Dropbox	$7.8	2%	2%	1.376	1.346	1.626	1.590
Pegasystems	6.0	0%	0%	1.137	1.137	1.331	1.331
Nutanix	3.9	10%	11%	1.764	1.573	1.827	1.629
FireEye	3.2	24%	31%	1.197	0.919	1.179	0.906
Box	2.3	5%	5%	1.284	1.214	1.407	1.330
Appian	4.2	0%	0%	1.251	1.250	0.881	0.880
CommVault	2.0	0%	0%	1.124	1.124	0.972	0.972
SailPoint	2.0	0%	0%	1.662	1.662	1.644	1.644
Cloudera	2.1	0%	0%	1.658	1.658	0.800	0.800
Carbon Black	1.9	0%	0%	1.432	1.432	0.970	0.970
Talend	1.3	0%	0%	1.044	1.043	0.558	0.558
Domo	0.8	12%	14%	1.627	1.430	1.755	1.542
MobileIron	0.9	0%	0%	0.956	0.956	0.700	0.700
Median of Peers		**0%**	**0%**	**1.284**	**1.250**	**1.179**	**0.972**
Raven	**$2.4**	**0%**	**0%**	**1.479**	**1.479**	**1.156**(6)	**1.156**

Assumptions		
Unlevered Beta	1.100	1.300
Target Debt/Capitalization	0.0%	0.0%
Target Debt/Equity	0.0%	0.0%
Levering Factor	1.00	1.00
Levered Beta(1)	1.100	1.300
Tax Rate	0.0%	0.0%
Risk-Free Rate of Return(2)	1.56%	1.56%
Equity Risk Premium(3)	6.91%	6.91%
Cost of Equity(4)	9.2%	10.5%
Pre-Tax Cost of Debt	0.0%	0.0%
WACC(5)	**9.2%**	**10.5%**

Reference Range: 9.25% - 10.5%

Source: Public company filings, Barra Beta Book, Bloomberg and FactSet as of 8/16/2019.
Note: Raven valuation metrics based on unaffected share price of $8.30 as of 8/14/19.
1 Levered Beta = Unlevered Beta x [1 + (1 - Tax Rate)(Debt/Equity)].
2 Represents 10-year U.S. Treasury yield as of 8/16/2019.
3 Long-horizon expected equity risk premium (historical): large company stock total returns minus long-term government bond income returns (Source: Duff & Phelps).
4 Cost of Equity = (Risk Free Rate of Return) + (Levered Beta)(Equity Risk Premium).
5 Weighted Average Cost of Capital = (After-Tax Cost of Debt)(Debt/Cap) + (Cost of Equity)(Equity/Cap).
6 Excludes impact of 41% share price decline after Q1 FY 2020 earnings on June 4, 2019.

LAZARD 30

P R O J E C T R A V E N A R A V E N Raven – Last 6 Months Evolution of Betas 2.50 2.50 2.00 2.00 1.50 1.50 1.28 1.27 1.26 1.00 1.00 0.50 0.50 0.00 0.00 Feb-19 Mar-19 Apr-19 May-19 Jun-19 Jul-19 CAurgr-e1n9t Jan-19 Feb-19 Mar-19 Apr-19 May-19 Jun-19 CurJreunl-t19 High / Low Median High / Low Median Source: Barra Beta Book, Bloomberg as of 8/16/2019. Note:Levered betas as of end of month noted. Levering factor based on current figures. 31 1.321.331.291.28 1.40 1.351.341.34 1.18 1.101.09 Levered Beta Levered Beta Barra Predicted Local Beta Bloomberg Raw Local Beta (2 Year, Weekly)

C O N F I D E N T I A L P R O J E C T R A V E N B Vail & Pro Forma Impact

P R O J E C T R A V E N B V A I L & P R O F O R M A I M P A C T Vail LTM Price Performance $220 5 200 4 180 3 160 2 $143.72 (5.4%) 1 140 120 0 8/16/2018 10/28/2018 1/9/2019 3/23/2019 6/4/2019 8/16/2019 32 Source: FactSet as of 8/16/2019. Stock Price Volume (m)

PROJECT RAVEN
B VAIL & PRO FORMA IMPACT

Illustrative Pro Forma P&L Impact to Vail

($ in millions)

Scenario A: Current Cloud Transition Trajectory

	FY' 2019A	FY' 2020E	FY' 2021E	FY' 2022E	19A - '22E CAGR
Vail (Scenario A)	$8,974	$10,030	$11,225	$12,400	11%
% growth	14%	12%	12%	10%	
Raven ("In-Vail" View)	$657	$764	$840	$973	14%
% growth	29%	16%	10%	16%	
Total Pro Forma Revenue	$9,631	$10,794	$12,065	$13,373	12%
% growth	15%	12%	12%	11%	
% Delta to Vail Standalone	1%	0%	(0%)	0%	0%
Vail (Scenario A)	$3,041	$3,310	$3,650	$4,035	10%
% margin	34%	33%	33%	33%	
Raven ("In-Vail" View)	($71)	($44)	$30	$104	NA
% margin	(11%)	(6%)	4%	11%	
Total Pro Forma EBIT (Pre-SBC)	$2,970	$3,267	$3,680	$4,139	12%
% margin	31%	30%	31%	31%	
% Delta to Vail Standalone	(3%)	(3%)	(2%)	(2%)	2%

Scenario B: Accelerated Cloud Transition

	FY' 2019A	FY' 2020E	FY' 2021E	FY' 2022E	19A - '22E CAGR
Vail (Scenario B)	$8,974	$10,030	$11,025	$12,120	11%
% growth	14%	12%	10%	10%	
Raven ("In-Vail" View)	$657	$764	$840	$973	14%
% growth	29%	16%	10%	16%	
Total Pro Forma Revenue	$9,631	$10,794	$11,864	$13,093	11%
% growth	15%	12%	10%	10%	
% Delta to Vail Standalone	1%	0%	(0%)	0%	0%
Vail (Scenario B)	$3,041	$3,310	$3,528	$3,758	7%
% margin	34%	33%	31%	30%	
Raven ("In-Vail" View)	($71)	($44)	$30	$104	NA
% margin	(11%)	(6%)	4%	11%	
Total Pro Forma EBIT (Pre-SBC)	$2,970	$3,267	$3,558	$3,861	9%
% margin	31%	30%	29%	29%	
% Delta to Vail Standalone	(3%)	(3%)	(2%)	(1%)	2%

Source: Vail management.
Note: Vail and Raven fiscal years end of January 31st.

LAZARD
33

P R O J E C T R A V E N B V A I L & P R O F O R M A I M P A C T Pro Forma Capitalization Impact ($ in millions, except per share values) Vail Capitalization Current Illustrative Impact of Raven Acquisition Pro Forma Basic Shares Outstanding RSUs 409.2 16.5 7.2 1.3 416.4 17.8 Options (Gross) WAEP Options (Net Treasury Method) 2.0 $36.50 1.5 1.0 $91.34 0.4 2.9 $54.62 1.8 1 Fully Diluted Shares Outstanding (Gross) Fully Diluted Shares Outstanding (Net Treasury Method) 427.7 427.2 9.4 8.8 437.1 436.0 Basic Shares Owned by Diamond 330.7 7.2 337.9 % Basic Shares % FDSO (Gross) % FDSO (Net Treasury Method) 80.81% 77.32% 77.41% 0.33% (0.02%) 0.09% 81.14% 77.30% 77.50% Diamond % Voting 97.47% 0.06% 97.53% Net Debt $592 $1,743 $2,335 Net Leverage (FY'21E EBITDA Pre-SBC, Scenario A) Net Leverage (FY'21E EBITDA Pre-SBC, Scenario B) 0.1x 0.1x 0.4x 0.4x 0.5x 0.6x Source: Vail management, Raven management, Company filings and FactSet as of 8/16/2019. Note:Analysis based on an exchange ratio to Diamond of 0.0550 Vail Class B shares per Raven Class B share. Scenario A forecasts represent Vail’s current cloud transition trajectory. Scenario B forecasts represent an accelerated cloud transition scenario. 34 1 Reflects weighted average exercise price of the 1.0m to-be-issued Vail options.

PROJECT RAVEN

B VAIL & PRO FORMA IMPACT

Vail – Public Company Comparables

($ in billions, except per share amounts)

Company	Stock Price 8/16/19	%Change 52 Wk. Low	%Change 52 Wk. High	Equity Value	Enterprise Value	Enterprise Value / Revenue 2019E	Enterprise Value / Revenue 2020E	Enterprise Value / EBIT (Pre-SBC) 2019E	Enterprise Value / EBIT (Pre-SBC) 2020E	P/E (Pre-SBC) 2019E	P/E (Pre-SBC) 2020E	Rev. Growth '19 - '20	Margins: Gross (Pre-SBC) 2019E	Margins: Gross (Pre-SBC) 2020E	Margins: EBIT (Pre-SBC) 2019E	Margins: EBIT (Pre-SBC) 2020E	Margins: NI (Pre-SBC) 2019E	Margins: NI (Pre-SBC) 2020E
Large Cap Software																		
Microsoft	$136.13	45%	(4%)	$1,059.4	$1,002.3	7.6x	6.8x	18.9x	16.8x	23.3x	20.8x	11%	66%	66%	40%	40%	34%	34%
Cisco	$46.96	17%	(19%)	205.7	195.7	3.7	3.6	11.6	11.2	14.7	13.7	3%	64%	65%	32%	33%	27%	27%
Oracle	$53.59	26%	(11%)	187.6	207.5	5.2	5.0	11.8	11.4	14.4	13.3	3%	80%	80%	44%	44%	33%	33%
SAP	€107.30	27%	(14%)	146.4	158.4	5.2	4.8	17.7	15.8	21.9	19.7	7%	72%	73%	29%	31%	21%	22%
Citrix	$92.44	1%	(19%)	12.7	12.9	4.3	4.1	14.5	13.7	16.9	15.3	4%	87%	87%	30%	30%	24%	25%
				Mean		**5.2x**	**4.9x**	**14.9x**	**13.8x**	**18.2x**	**16.5x**	**6%**	**74%**	**74%**	**35%**	**36%**	**28%**	**28%**
				Median		**5.2**	**4.8**	**14.5**	**13.7**	**16.9**	**15.3**	**4%**	**72%**	**73%**	**32%**	**33%**	**27%**	**27%**
High-Growth Infrastructure																		
Salesforce	$143.89	19%	(14%)	$116.8	$112.6	7.0x	5.8x	41.4x	30.9x	NM	43.4x	21%	78%	78%	17%	19%	14%	15%
Palo Alto Networks	$199.27	22%	(22%)	20.7	18.6	5.9	5.0	26.8	21.7	34.7	29.5	18%	77%	77%	22%	23%	19%	19%
Splunk	$124.79	42%	(11%)	20.3	19.7	8.9	7.3	NM	45.1	NM	NM	22%	85%	84%	14%	16%	13%	14%
Arista Networks	$221.18	17%	(33%)	18.1	15.8	6.2	5.4	16.8	14.9	22.9	21.0	16%	64%	64%	37%	36%	31%	30%
Nutanix	$18.24	0%	(70%)	3.9	3.6	2.8	2.4	NM	NM	NM	NM	18%	78%	78%	(26%)	(24%)	(27%)	(24%)
				Mean		**6.2x**	**5.2x**	**28.4x**	**28.2x**	**28.8x**	**31.3x**	**19%**	**76%**	**76%**	**13%**	**14%**	**10%**	**11%**
				Median		**6.2**	**5.4**	**26.8**	**26.3**	**28.8**	**29.5**	**18%**	**78%**	**78%**	**17%**	**19%**	**14%**	**15%**
				Global Mean		**5.7x**	**5.0x**	**19.9x**	**20.2x**	**21.3x**	**22.1x**	**12%**	**75%**	**75%**	**24%**	**25%**	**19%**	**19%**
				Global Median		**5.6**	**5.0**	**17.2**	**15.8**	**21.9**	**20.2**	**14%**	**77%**	**77%**	**30%**	**30%**	**23%**	**23%**
Vail (Scenario A)	$153.09	17%	(26%)	$65.4	$66.0	**6.6x**	**5.9x**	**19.9x**	**18.1x**	**23.6x**	**21.1x**	**12%**	**NA**	**NA**	**33%**	**33%**	**27%**	**27%**
Vail (Scenario B)	$153.09	17%	(26%)	65.4	66.0	**6.6**	**6.0**	**19.9**	**18.7**	**23.6**	**21.8**	**10%**	**NA**	**NA**	**33%**	**32%**	**27%**	**26%**

LAZARD

Source: Vail management, public company filings and FactSet as of 8/16/2019.

Note: FY financials used as proxy for prior CY metrics for Vail. Vail fiscal year ends Jan 31st. Scenario A forecasts represent Vail's current cloud transition trajectory. Scenario B forecasts represent an accelerated cloud transition scenario. Vail valuation metrics based on unaffected share price of $153.09 as of 8/14/19.

35

PROJECT RAVEN B VAIL & PRO FORMA IMPACT

Vail – Weighted Average Cost of Capital Analysis

($ in billions)

	Capital Structure			Barra Predicted Local Beta		Bloomberg Historical (2 Year, Weekly, Raw)	
Company	Market Value	Debt / Cap.	Debt / Equity	Levered Beta	Unlevered Beta	Levered Beta	Unlevered Beta
Microsoft	$1,059	7%	7%	0.948	0.890	1.074	1.009
Cisco Systems	206	11%	12%	1.039	0.948	1.210	1.104
Oracle	188	23%	30%	0.996	0.803	1.095	0.882
SAP	146	10%	11%	1.033	0.955	0.955	0.883
Citrix Systems	13	6%	6%	0.932	0.887	0.815	0.776
salesforce com	117	3%	3%	1.126	1.101	1.390	1.359
Palo Alto Networks	21	7%	8%	0.991	0.939	0.768	0.728
Splunk	20	8%	8%	1.350	1.271	1.602	1.508
Arista Networks	18	0%	0%	1.362	1.362	1.426	1.426
Nutanix	4	10%	11%	1.764	1.573	1.827	1.629
Median of Peers		**7%**	**8%**	**1.036**	**0.951**	**1.153**	**1.056**
Vail	**$65.4**	**6%**	**7%**	**1.266**	**1.202**	**1.494**	**1.418**

Assumptions		
Unlevered Beta	1.000	1.200
Target Debt/Capitalization	6.1%	6.1%
Target Debt/Equity	6.5%	6.5%
Levering Factor	1.05	1.05
Levered Beta[1]	1.055	1.266
Tax Rate	16.0%	16.0%
Risk-Free Rate of Return[2]	1.56%	1.56%
Equity Risk Premium[3]	6.91%	6.91%
Cost of Equity[4]	8.5%	9.9%
Pre-Tax Cost of Debt	3.8%	3.8%
WACC[5]	**8.1%**	**9.4%**

Reference Range: 8.00% - 9.50%

Source: Public company filings, Barra Beta Book, Bloomberg and FactSet as of 8/16/2019.
Note: Vail valuation metrics based on unaffected share price of $153.09 as of 8/14/19.
1 Levered Beta = Unlevered Beta x [1 + (1 - Tax Rate)(Debt/Equity)].
2 Represents 10-year U.S. Treasury yield as of 8/16/2019.
3 Long-horizon expected equity risk premium (historical): large company stock total returns minus long-term government bond income returns (Source: Duff & Phelps).
4 Cost of Equity = (Risk Free Rate of Return) + (Levered Beta)(Equity Risk Premium).
5 Weighted Average Cost of Capital = (After-Tax Cost of Debt)(Debt/Cap) + (Cost of Equity)(Equity/Cap).

LAZARD 36

P R O J E C T R A V E N B V A I L & P R O F O R M A I M P A C T Vail – Last 6 Months Evolution of Betas 2.00 2.00 1.50 1.50 1.14 1.13 1.12 1.12 1.12 1.11 1.03 1.02 0.99 0.99 0.98 1.00 1.00 0.50 0.50 0.00 0.00 Feb-19 Mar-19 Apr-19 May-19 Jun-19 Jul-19 CAurgr-e1n9t Jan-19 Feb-19 Mar-19 Apr-19 May-19 Jun-19 CurJreunl-t19 High / Low Median High / Low Median Source: Barra Beta Book and Bloomberg as of 8/16/2019. Note:Levered betas as of end of month noted. Levering factor based on current figures. 37 1.051.04 1.15 Levered Beta Levered Beta Barra Predicted Local Beta Bloomberg Raw Local Beta (2 Year, Weekly)

C O N F I D E N T I A L P R O J E C T R A V E N C Updates Since Last Meeting (7/30/19)

P R O J E C T R A V E N CU P D A T E S S I N C E L A S T M E E T I N G ( 7 / 3 0 / 1 9 ) Trading Update Since Last Committee Valuation Discussion Share Price Share Price Company 7/26/19 8/16/19 % Change Company 7/26/19 8/16/19 % Change Nutanix $24.50 $18.24 (26%) Dropbox $24.63 $17.48 (29%) Arista Networks $272.98 $221.18 (19%) Nutanix $24.50 $18.24 (26%) Cisco $56.53 $46.96 (17%) Box $16.97 $13.35 (21%) Palo Alto Networks $227.03 $199.27 (12%) CommVault $50.31 $41.84 (17%) Splunk $140.73 $124.79 (11%) FireEye $15.95 $13.28 (17%) Salesforce $159.97 $143.89 (10%) Domo $30.22 $25.42 (16%) Oracle $58.50 $53.59 (8%) Pegasystems $78.84 $70.07 (11%) SAP € 114.10 € 107.30 (6%) MobileIron $7.05 $6.82 (3%) Microsoft $141.34 $136.13 (4%) SailPoint $21.88 $21.97 0% Citrix $95.59 $92.44 (3%) Cloudera $6.01 $6.68 11% Talend $35.39 $40.16 13% Carbon Black $18.94 $22.67 20% Appian $39.89 $59.54 49% 38 Source: FactSet as of 8/16/2019. Rav e n (Curre nt) Rav e n (Unaffe cte d) $9.91 $14.00 41% $9.91 $8.30 (16%) M e dian M e an (11%) (4%) Vail (Curre nt) Vail (Unaffe cte d) $178.31 $143.72 (19%) $178.31 $153.09 (14%) M e dian M e an (11%) (12%) Raven Public Peers Vail Public Peers

PROJECT RAVEN C UPDATES SINCE LAST MEETING (7/30/19)

Update to In-Vail Raven Forecast

($ in millions)

In-Vail Forecast as of July 30th

	FY 2020E	FY 2021E	FY 2022E	FY 2023E	FY 2024E	FY 2025E	FY 2026E	FY 2027E	FY 2028E	FY 2029E	FY 2030E
Subscription Revenue	$511	$574	$713	$876	$1,038	$1,194	$1,355	$1,518	$1,670	$1,803	$1,893
Services Revenue	224	226	230	255	263	268	273	279	285	290	296
Total Revenue	**$735**	**$800**	**$943**	**$1,131**	**$1,301**	**$1,462**	**$1,629**	**$1,797**	**$1,954**	**$2,094**	**$2,189**
% Growth	*12%*	*9%*	*18%*	*20%*	*15%*	*12%*	*11%*	*10%*	*9%*	*7%*	*5%*
EBIT (Pre-SBC)	**($69)**	**($29)**	**$67**	**$185**	**$295**	**$369**	**$431**	**$493**	**$544**	**$589**	**$619**
% Margin	*(9%)*	*(4%)*	*7%*	*16%*	*23%*	*25%*	*26%*	*27%*	*28%*	*28%*	*28%*

In-Vail Forecast as of August 21st

	FY 2020E	FY 2021E	FY 2022E	FY 2023E	FY 2024E	FY 2025E	FY 2026E	FY 2027E	FY 2028E	FY 2029E	FY 2030E
Subscription Revenue	$540	$614	$743	$899	$1,055	$1,213	$1,377	$1,543	$1,697	$1,833	$1,924
Services Revenue	224	226	230	255	263	268	273	279	285	290	296
Total Revenue	**$764**	**$840**	**$973**	**$1,153**	**$1,318**	**$1,482**	**$1,651**	**$1,822**	**$1,981**	**$2,123**	**$2,220**
% Growth	*16%*	*10%*	*16%*	*19%*	*14%*	*12%*	*11%*	*10%*	*9%*	*7%*	*5%*
EBIT (Pre-SBC)	**($44)**	**$30**	**$104**	**$210**	**$303**	**$379**	**$441**	**$504**	**$556**	**$602**	**$633**
% Margin	*(6%)*	*4%*	*11%*	*18%*	*23%*	*26%*	*27%*	*28%*	*28%*	*28%*	*28%*

Revised vs. Prior Forecast

Total Revenue	$29	$40	$30	$23	$17	$19	$22	$25	$27	$29	$31
% Growth	*4%*	*1%*	*(2%)*	*(1%)*	*(1%)*	*0%*	*0%*	*0%*	*0%*	*0%*	*0%*
EBIT (Pre-SBC)	$25	$59	$37	$24	$8	$9	$10	$11	$12	$13	$13
% Margin	*4%*	*7%*	*4%*	*2%*	*0%*	*0%*	*0%*	*0%*	*0%*	*0%*	*0%*

LAZARD

Source: Vail management.

39

PROJECT RAVEN C UPDATES SINCE LAST MEETING (7/30/19)

Update on Valuation Drivers

	Raven Valuation ($m)	July 30th	August 21st	Vail Valuation ($b)	July 30th	August 21st	Commentary
Forecast Assumptions	FY'20E Revenue:	$735	$764	FY'20E Revenue:	$10.0	$10.0	• Raven forecast updated to reflect Q2 FY 2020 performance and confirmatory diligence • Vail forecast to reflect current cloud / subscription trajectory & an accelerated transition scenario[1]
	FY'21E Revenue:	$800	$840	FY'21E Revenue:	$11.0	$11.0 – $11.2	
	FY'20E EBIT (Pre-SBC):	($69)	($44)	FY'20E EBIT (Pre-SBC):	$3.3	$3.3	
	FY'21E EBIT (Pre-SBC):	($29)	$30	FY'21E EBIT (Pre-SBC):	$3.5	$3.5 - $3.7	
Public Comparables Multiples	EV / FY'20E Revenue:	3.5x – 6.0x	3.0x – 5.5x	EV / FY'20E Revenue:	5.5x – 8.0x	5.0x – 7.5x	• Public peers for Raven have traded down ~11% • Microsoft and SAP have traded down ~5%
	EV / FY'21E Revenue:	3.25x – 5.0x	2.75x – 4.75x	EV / FY'21E Revenue:	5.0x – 7.25x	4.75x – 6.75x	
DCF Assumptions	WACC:	9.75% - 11.0%	9.25% - 10.5%	WACC:	8.75% - 10.0%	8.0% - 9.5%	• Risk free rate has declined ~50 bps[2] • Public peers for Raven have traded down ~11%
	Terminal EBIT (Pre-SBC) Multiple (5-Year)	18.5x – 23.5x	17.5x – 20.0x	Scenario A: Terminal EBIT (Pre-SBC) Multiple[3]	NA	16.5x – 19.5x	
	Terminal EBIT (Pre-SBC) Multiple (11-Year)	12.5x – 17.5x	11.5x – 14.5x	Scenario B: Terminal EBIT (Pre-SBC) Multiple[3]	17.5x – 22.5x	17.5x – 20.5x	

Source: Vail management, public company filings, Barra Beta Book, Bloomberg and FactSet as of 8/16/19.
1 Previously showed only accelerated scenario.
2 Based on 10-year treasury yield as of 8/16/19.
3 Exit multiples apply to both 3-year and 5-year DCFs.

LAZARD 40